WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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                            Page 1
             Exhibit 27 - Financial Data Schedule

                            6-30-97
                     Amount (In Thousands)
Cash                                                    $3,265
Interest-Bearing Deposits                               60,596
Federal Funds Sold                                         -0-
Trading Assets                                             -0-
Investments AFS                                         11,170
Investments HTM                                            -0-
Investments-Market                                         -0-
Loans                                                   62,763
Allowance for Losses                                       608
Total Assets                                            79,346
Deposits                                                70,995
Short-Term Borrowings                                      -0-
Other Liabilities                                          189
Long-Term Debt                                              44
Preferred Stock-Mandatory                                  -0-
Preferred-Non Mandatory                                    -0-
Common Stock                                             2,334
Other Stockholders Equity                                3,427
Total Liab.-Stockh. Equity                              79,346
Interest on Loans                                        2,922
Interest on Investments                                    366
Other Interest Income                                       37
Total interest Income                                    3,325
Interest on Deposits                                     1,468
Total Interest Expense                                   1,471
Net Interest Income                                      1,854
Provision-Loan Losses                                       93
Securities-Gain/Loss                                       -0-
Other Expenses                                           1,207
Income Before Tax                                          824
Income Before Extraordinary                                824
Extraordinary Less Tax                                     -0-
Cumul. Change Acct. Principal                              -0-
Net Income                                                 508
Earnings Per Share-P                                      1.09
Earnings Per Share-D                                      1.09
Net Interest Yield-EA                                     4.34
Loans-Non Accrual                                          -0-
Loans Past Due > 90 Days                                   -0-
Troubled Debt Restructuring                                -0-
Potential Problem Loans                                    -0-
Allowance-Beginning                                        563
Total Charge-Offs                                           76
Total Recoveries                                            28
Allowance End of Period                                    608
Loan Loss-Domestic                                         608
Loan Loss-Foreign                                          -0-
Loan Loss-Unallocated                                      156


(b)  Reports on Form 8-K, None.



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